UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2026

NETSTREIT Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

972 200-7100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

PNC Term Loan Amendment

On September 28, 2026 (the “Closing Date”), NETSTREIT, L.P. (the “Borrower”) and NETSTREIT Corp. (the “Company”) entered into that certain First Amendment to Term Loan Agreement and Incremental Agreement (the “PNC Term Loan Amendment”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and PNC Bank, National Association (“PNC”), as Administrative Agent. The PNC Term Loan Amendment amends the terms of that certain Term Loan Agreement, dated as of September 25, 2025 (as amended by the PNC Term Loan Amendment, the “PNC Term Loan Agreement”), by and among the Borrower, the Company, the financial institutions party thereto, as lenders, and PNC, as Administrative Agent.

The PNC Term Loan Amendment provides for (i) a $100.0 million increase (the “Incremental 2031 Term Loan”) under the Company’s existing senior unsecured, 5.5-year term loan facility (the “2031 Term Loan”), increasing the aggregate size of the 2031 Term Loan to $300 million, (ii) a $50.0 million increase (the “Incremental 2032 Term Loan” and, together with the Incremental 2031 Term Loan, the “Incremental Term Loans”) under the Company’s existing senior unsecured, 7-year term loan facility (the “2032 Term Loan”), increasing the aggregate size of the 2032 Term Loan to $300 million, and (iii) a new $400.0 million senior unsecured, 7-year delayed draw term loan facility (the “2033 Term Loan”), which may be drawn until September 28, 2027. The 2033 Term Loan matures on September 28, 2033 and is repayable at the Borrower’s option in whole or in part, subject to a prepayment premium equal to (i) 2.0% of any amount repaid during the first year following the Closing Date and (ii) 1.0% of any amount repaid during the second year following the Closing Date. Undrawn amounts under the 2033 Term Loan will accrue a ticking fee of 0.20% per annum, commencing on the date which is 91 days following the Closing Date and ending on September 28, 2027.

The Incremental Term Loans were fully funded on the Closing Date, and the 2033 Term Loan was undrawn as of the Closing Date. The Borrower used borrowings under the Incremental Term Loans and the remaining $50.0 million draw under the 2032 Term Loan to repay in full the Borrower’s $200.0 million term loan that was scheduled to mature in February 2028.

In addition to certain other amendments, the PNC Term Loan Amendment reduced the applicable margin spread under the 2031 Term Loan by five basis points. From and after the Closing Date, interest rates under the PNC Term Loan Agreement are determined by (A) in the case of the 2031 Term Loan, either (i) SOFR, plus a margin ranging from 0.75% to 1.55%, or (ii) a Base Rate, plus a margin ranging from 0.00% to 0.55%, and (B) in the case of the 2032 Term Loan and the 2033 Term Loan, either (i) SOFR, plus a margin ranging from 1.15% to 2.20%, or (ii) a Base Rate, plus a margin ranging from 0.15% to 1.20%, in each case based on the Company’s credit rating and consolidated total leverage ratio.

Pursuant to the PNC Term Loan Amendment, the Company and certain material subsidiaries of the Borrower reaffirmed their guarantee of the obligations under the PNC Term Loan Agreement and certain hedging and cash management obligations of the Company and its subsidiaries thereunder.

Other Credit Agreement Amendments

On the Closing Date, the Borrower and the Company also entered into amendments (collectively, the “Parallel Amendments”) to: (i) that certain Second Amended and Restated Credit Agreement, dated as of January 15, 2025 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 25, 2025, the “Wells Fargo Credit Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent, (ii) that certain Amended and Restated Credit Agreement, dated as of January 15, 2025 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 25, 2025, the “PNC Credit Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and PNC, as Administrative Agent; and (iii) that certain Term Loan Agreement, dated as of July 3, 2023 (as amended by that certain First Amendment to Term Loan Agreement, dated as of January 15, 2025, that certain Second Amendment to Term Loan Agreement, dated as of September 25, 2025, and that certain Third Amendment to Term Loan Agreement, dated as of May 29, 2026, the “Truist Term Loan Agreement”), by and among the Borrower, the Company, the several institutions party thereto, as lenders, and Truist Bank, as Administrative Agent. The Parallel Amendments implemented certain conforming changes to each of the Wells Fargo Credit Agreement, the PNC Credit Agreement and the Truist Term Loan Agreement (collectively, the “Existing Credit Agreements”), including reducing the applicable margin spread under the Wells Fargo Credit Agreement and the PNC Credit Agreement.

Pursuant to each Parallel Amendment, the Company and certain material subsidiaries of the Borrower reaffirmed their guarantee of the obligations under each of the Existing Credit Agreements and certain hedging and cash management obligations of the Company and its subsidiaries thereunder.

The foregoing description of the PNC Term Loan Amendment and the Parallel Amendments is not complete and is qualified in its entirety by reference to the PNC Term Loan Amendment, the Amendment to the Wells Fargo Credit Agreement, the Amendment to the PNC Credit Agreement and the Amendment to the Truist Term Loan Agreement filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and each such exhibit is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1#	First Amendment to Term Loan Agreement and Incremental Agreement, dated as of September 28, 2026, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent.
10.2#	Second Amendment to Second Amended and Restated Credit Agreement, dated as of September 28, 2026, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.
10.3#	Second Amendment to Amended and Restated Credit Agreement, dated as of September 28, 2026, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and PNC Bank, National Association, as Administrative Agent.
10.4#	Fourth Amendment to Term Loan Agreement, dated as of September 28, 2026, by and among NETSTREIT, L.P., NETSTREIT Corp., the several institutions party thereto, as lenders, and Truist Bank, as Administrative Agent.
104	Cover page interactive data file (embedded within the inline XBRL document).

# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

October 2, 2026	/s/ DANIEL DONLAN
Date	Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)